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                                                                    EXHIBIT 11.1

                      SPECTRIAN CORPORATION AND SUBSIDIARY

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                THREE MONTHS ENDED
                                                                                               --------------------
                                                                                                JUNE 28   JUNE 29,
                                                                                                 1997       1996
                                                                                               ---------  ---------
Net income (loss)............................................................................  $   6,395  $  (5,314)
                                                                                               ---------  ---------
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Weighted average number of shares:

Primary:
  Common stock...............................................................................      8,301      8,039
  Common stock equivalents--stock options....................................................        616    n/a*
                                                                                               ---------  ---------
    Total primary shares.....................................................................      8,917      8,039
                                                                                               ---------  ---------
                                                                                               ---------  ---------

Fully diluted:
  Common stock...............................................................................      8,301      8,039
  Common stock equivalents--stock options....................................................      1,089    n/a*
                                                                                               ---------  ---------
    Total fully diluted shares...............................................................      9,390      8,039
                                                                                               ---------  ---------
                                                                                               ---------  ---------

Net income (loss) per share--primary.........................................................  $    0.72  $   (0.66)
                                                                                               ---------  ---------
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Net income (loss) per share--fully diluted...................................................  $    0.68  $   (0.66)
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*   Due to the loss in this period, stock options outstanding would be antidilutive and are therefore not included in the calculation.